Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-281578 and 333-284504) and on Form S-8 (No. 333-284100) of Jet.AI Inc. (the "Company") of our report dated March 26, 2025, relating to the consolidated financial statements as of and for the years ended December 31, 2024 and 2023, which appears in this Form 10-K.

/s/Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 26, 2025